Exhibit h.1

[—] Shares

Hercules Technology Growth Capital, Inc.

Common Stock

UNDERWRITING AGREEMENT

[—], 2010

[Underwriters]

Ladies and Gentlemen:

Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to [—] (the “Representatives”), along with the several Underwriters named in Schedule I hereto (each, an “Underwriter” and, collectively the “Underwriters”) an aggregate of [—] shares of common stock, par value $0.001 per share, of the Company (the “Firm Shares”).

The Company also proposes to issue and sell to the Underwriters not more than an additional [—] shares of its common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that the Underwriters shall have determined to exercise the right to purchase such shares of common stock granted in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-            ) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the related rules and regulations of the Commission thereunder (the “Securities Act Rules and Regulations”). The registration statement, as it may have heretofore been amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act, and any post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement;” the prospectus, dated as of [—], 2010, included in the Registration Statement at the time it became effective on [—], 2010, (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act) is hereinafter referred to as the “Base Prospectus” the preliminary prospectus supplement dated [—], 2010, filed with the Commission pursuant to Rule 497 under the Securities Act, is hereinafter referred to as the “Pre-Pricing Prospectus Supplement” (and together with the Base Prospectus, the “Pre-Pricing Prospectus”); the prospectus supplement to be filed with the Commission pursuant to Rule 497 under the Securities Act after the execution and delivery of this Agreement is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”).

As used in this Agreement, the term “Applicable Time” means [—] p.m. (New York City time) on the date hereof and time that this Agreement is executed and delivered by the parties hereto.

1. Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, the Underwriters that:

(i) The Company meets the requirements for use of Form N-2 under the Securities Act and the Securities Act Rules and Regulations. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus, when considered together with the pricing terms and other information set forth on Exhibit B hereto (the “Pricing Information”) complied, as of its date, in all material respects, with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Pre-Pricing Prospectus, when considered together with the Pricing Information, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with the requirements of the Securities Act and the Securities Act Rules and Regulations, and the Prospectus, as of the date of the Prospectus Supplement, the Closing Date and any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: [—] under the caption “Underwriting.”

(ii) The Registration Statement has become effective; the Commission has not issued, and is not, to the knowledge of the Company, threatening to issue, any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented).

(iii) The Company has elected to be regulated by the Commission as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken under the Securities Act and the rules and regulations, the Investment Company Act and any state securities laws to make the public offering and the issuance and sale of the Shares by the Company, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder.

(iv) Intentionally Omitted.

(v) To the Company’s knowledge, Ernst & Young LLP, the accounting firm that audited the financial statements of the Company set forth in the Registration Statement and Prospectus, and PricewaterhouseCoopers LLP were and are an independent registered accounting firm as required by the Securities Act and the Securities Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(vi) The financial statements, together with the related schedules and notes thereto, of the Company set forth in the Registration Statement and the Prospectus fairly present in all material respects the results of operations and financial condition of the Company and its Subsidiaries (as defined below) as of the dates indicated and the results of their operations for the respective periods specified, and are prepared in conformity with U.S. generally accepted accounting principles and the selected financial information and data included in the Registration Statement and the Prospectus have been prepared on a basis consistent with that of the books and records of the Company.

(vii) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, has full corporate power and authority to conduct its business as described in the Prospectus; (B) has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (C) is duly licensed or qualified to do business as a foreign corporation and in good standing in the State of California,

Colorado, Maryland, Massachusetts, and Illinois and these are the only jurisdictions where the Company is required to be qualified or licensed or in good standing except where the failure to be so qualified or licensed or to be in good standing would not result in a material adverse effect upon the financial condition, business or results of operations of the Company (“Material Adverse Effect”).

(viii) The Company has eighteen wholly owned subsidiaries, Hercules Technology II, L.P., Hercules Technology III, L.P., Hercules Technology I, LLC, Hercules Technology II, LLC, Hercules Technology SBIC Management, LLC, Hercules Funding II, LLC, Hydra Ventures LLC, Hydra Management LLC, Hydra Management Co., Inc., Hercules Technology Management Co. II Inc., Hercules Technology Management Co. III Inc., Hercules Technology Management Co. IV Inc., Hercules Technology Management Co. V Inc., Hercules Technology Management Co. VI Inc., Infologix Liquidation Co., LLC Spa Chakra Acquisition Corp., Spa Chakra SBIC Management Corp. and Spa Chakra Trademark LLC (the “Subsidiaries”). Hercules Technology II, L.P. is a limited partnership duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Revised Uniform Limited Partnership Act and is duly licensed or qualified to do business in California, Colorado and Massachusetts. Hercules Technology III, L.P. is a limited partnership duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Revised Uniform Limited Partnership Act and is duly licensed or qualified to do business in California, Colorado, Illinois and Massachusetts. Hercules Technology I, LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California. Hercules Technology II, LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California. Hercules Technology SBIC Management, LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California, Colorado, Massachusetts and Illinois. Hercules Funding II LLC is a limited liability company duly formed and existing under the laws of the State of Delaware and is in good standing under the Delaware Limited Liability Company Act, as amended and is duly licensed or qualified to do business in California. Hydra Ventures LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California. Hydra Management LLC is a limited liability company duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California. Hydra Management Co., Inc. is a corporation duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware General Corporation Law and is duly licensed or qualified to do business in California. Hercules Technology Management Co. II, Inc. is a corporation duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware General Corporation Law and is duly licensed or qualified to do business in California, New Jersey and Pennsylvania. Hercules Technology Management Co. III, Inc. is a corporation duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware General Corporation Law and is duly licensed or qualified to do business in California and Georgia. Hercules Technology Management Co. IV, Inc. is a corporation duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware General Corporation Law and is duly licensed or qualified to do business in California. Hercules Technology Management Co. V, Inc. is a corporation duly formed and existing under the laws of the State of Delaware is in good standing under the Delaware General Corporation Law and is duly licensed or qualified to do business in California. Hercules Technology Management Co. VI, Inc. is a corporation duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware Corporation Law and is duly licensed or qualified to do business in California. InfoLogix Liquidation Co. LLC is a limited liability company duly formed and existing under the laws of the

State of Delaware and is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California. Spa Chakra Acquisition Corp. is a corporation duly formed and existing under the laws of the State of Indiana, is in good standing under the Indiana General Business Corporation Law and is duly licensed or qualified to do business in California, New York, Illinois and Florida. Spa Chakra SBIC Management Corp. is a corporation duly formed and existing under the laws of the State of Delaware, is in good standing under the Delaware General Corporation Law and is duly licensed or qualified to do business in California, New York, Illinois and Florida. Spa Chakra Trademark LLC is a limited liability company duly formed and existing under the laws of the State of Delaware and is in good standing under the Delaware Limited Liability Company Act, as amended, and is duly licensed or qualified to do business in California, New York, Illinois and Florida. These are the only jurisdictions where such Subsidiaries are required to be licensed or qualified to do business or in good standing except where the failure of the Subsidiaries to be so qualified or licensed or to be in good standing would not result in a Material Adverse Effect.

(ix) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its charter or bylaws or governing documents. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject.

(x) The Company’s authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading “Description of Capital Stock”; the Shares have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Shares to the Underwriters pursuant to this Agreement and, when the Shares are delivered and paid for pursuant to this Agreement on Closing Date and the Option Closing Date such Shares will have been validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the Shares and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive rights of any security holder.

(xi) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company and its Subsidiaries taken as a whole, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, net worth, property or results of operations of the Company and its Subsidiaries taken as a whole (excluding changes due to investment activities in the ordinary course of business), (C) there has been no dividend or distribution declared or paid in respect of the Company’s capital stock and (D) the Company and its Subsidiaries have not incurred any short-term debt or long-term debt that is, in either case, material with respect to the Company and its Subsidiaries taken as a whole (excluding debt resulting from a draw down on the Company’s credit facilities).

(xii) There is no pending or, to the knowledge of the Company, threatened action, suit or proceeding, legal or governmental, to which the Company or any of its Subsidiaries is a party, before or by any court or governmental agency or body, that is required to be described in the Prospectus and is not so described.

(xiii) There are no contracts, agreements or understandings of the Company or any of its Subsidiaries that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Securities Act Rules and Regulations.

(xiv) This Agreement has been duly authorized, executed and delivered by the Company.

(xv) The issuance and sale of the Shares and the consummation of the transactions contemplated herein will not result in a material breach or violation of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries pursuant to, any agreement, indenture, mortgage, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets may be bound nor will such action result in any violation of the Company’s or any of its Subsidiaries’ charter or bylaws, or any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties.

(xvi) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company or any of its Subsidiaries of the transactions contemplated by this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the FINRA (as defined below) or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.

(xvii) This Agreement complies as to form in all material respects with all applicable provisions of the Investment Company Act.

(xviii) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xix) There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Registration Statement, Pre-Pricing Prospectus or Prospectus, other than as described therein.

(xx) Any third-party statistical and market-related data included in the Registration Statement, Pre-Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxi) The Shares have been authorized for listing on the Nasdaq Global Select Market (“Nasdaq”), subject to official notice of issuance or sale of the Shares, as the case may be.

(xxii) Except as described in the Prospectus, the Company and each of its Subsidiaries have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state or local law, regulation or rule, and have obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct their business as described under the heading “Business” in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals is not, alone or in the aggregate, reasonably likely to result in a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval of any federal, state or local law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the effect of which is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notification or communication from any agency or department of federal, state, or local government or any regulatory authority or the staff thereof threatening to revoke or modify any license, authorization, consent or approval, which alone or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to result in a Material Adverse Effect.

(xxiii) Except as disclosed in the Prospectus under the caption “Certain Relationships and Related Transactions,” the Company and its Subsidiaries have not entered into any transaction with any person which would be required to be disclosed under Item 404 of the Commission’s Regulation S-K.

(xxiv) Except as otherwise disclosed in the Prospectus, as of the date thereof, no extension of credit has been made by the Company to an executive officer or director of the Company in violation of Section 402 of Sarbanes-Oxley Act of 2002.

(xxv) Except with respect to the Underwriters or as disclosed in the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale the Shares.

(xxvi) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is listed on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

(xxvii) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price or any security of the Company to facilitate the issuance or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the Expiration Time or the completion of the distribution (within the meaning of Regulation M under the Exchange Act), of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company; provided, that any action in connection with the Company’s dividend reinvestment plan will not be deemed to be within the restrictions of this Section 1.

(xxviii) Except as described in the Prospectus, since January 1, 2006, the Company has been organized and operated, and currently is organized and operated, in conformance with the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code”).

(xxix) The Company has been organized and operated as, and currently is organized and operated, in material conformance with the requirements of the Investment Company Act applicable to business development companies.

(xxx) The provisions of the corporate charter and by-laws of the Company and the investment objective, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company, and the provisions of the organizational documents of each of the Subsidiaries and the operations of each of the Subsidiaries allow the Company to be in compliance in all material respects with the requirements of the Investment Company Act and the rules and regulations promulgated thereunder applicable to a business development company.

(xxxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Company’s most recent audited fiscal year, there have been, to the Company’s knowledge, no changes in the Company’s internal controls over financial reporting that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officers or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxxiii) The Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxiv) Neither the Company nor, to the Company’s knowledge, any employee of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or received or retained any funds in violation of any law, rule or regulation.

(xxxv) Neither the Company nor the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvi) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds in violation of any applicable law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any applicable jurisdiction.

(xxxvii) The Subsidiaries of the Company do not have employees or employ personnel.

(b) Any certificate required by this Agreement that is signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters, as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and the Underwriters, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the number of Firm Shares set forth opposite the name of each Underwriter on Schedule A hereof at $[—] per share (“Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one time right to purchase, severally and not jointly, from the Company up to the number of Additional Shares set forth opposite the name of each Underwriter on Schedule II hereof at the Purchase Price. If the Underwriters elect to exercise such option, the Underwriters shall so notify the Company in writing not later than 30 (thirty) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by each Underwriter and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than 5 (five) business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On the day that Additional Shares are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Public Offering of Shares. The Underwriters advise the Company that it proposes to make a public offering of Shares as soon after this Agreement has been executed and delivered as in its judgment is advisable.

The Company is further advised by you that the Shares are to be offered to the public initially at $[—] per share (the “Public Offering Price”).

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters at [—] a.m., New York City time, on [—], 2010, or at such other time on the same or such other date, no later than five business days after the date of this Agreement as the Underwriters and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at [—] a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [—] a.m., New York City time, three (3) business days following the date the Underwriters provide the Company with notice pursuant to Section 2 of this Agreement, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the “Option Closing Date”.

Certificates for the Firm Shares and the Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and the Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. The Firm Shares and Additional Shares shall be delivered through the facilities of The Depository Trust Company.

5. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To notify the Underwriters promptly following the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and the suspension of the qualification of the Shares for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in this subsection hereunder and, if any such stop order is issued, to use commercially reasonable efforts to obtain the lifting thereof at the earliest possible moment, and to advise the Underwriters promptly of any examination pursuant to Section 8(e) of the Securities Act or of the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with any offering of the Shares.

(b) To give the Underwriters notice of any intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus proposed for use by the Underwriters in connection with the offering, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations), whether required to be filed pursuant to the Investment Company Act, the Securities Act or otherwise, and to furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and to not file any such amendment or supplement to which the Underwriters or counsel for the Underwriters shall reasonably object, except as may be required by applicable law; provided, however, in the event of any such objection, the Underwriters agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(c) To furnish, upon request and without charge, to the Underwriters a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to [—] a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 5(d) below, as many copies of the Pre-Pricing Prospectus and Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(e) If any event shall occur or a condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company in consultation with counsel for the Underwriters, to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, to forthwith amend or supplement the Registration Statement or Prospectus by preparing and filing with the Commission (and furnishing to the Underwriters a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Underwriters), at the Company’s expense, which will amend or supplement the Registration Statement or the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances under which they were made, be misleading when the Prospectus is delivered to a purchaser, and the Underwriters and their counsel agree to cooperate with the Company to ensure that an acceptable filing can be promptly made.

(f) To endeavor, in cooperation with the Underwriters and their counsel, to assist such counsel to qualify the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required to consummate the transactions contemplated hereby by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(g) For a period of [—] days from the date of this Agreement, to not, without the prior consent of the Representatives, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than issuances of Common Stock pursuant to any employee or director compensation, dividend reinvestment, savings, or benefit plan, or distributions to the Company’s directors upon that individual’s election to receive shares of the company’s Common Stock in lieu of a cash retainer.

Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the foregoing [—] day period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the foregoing [—] day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the foregoing [—] day period, the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(h) To apply the net proceeds received by the Company from the sale of the Shares sold by it as set forth under “Use of Proceeds” in the Prospectus.

(i) To use its best efforts to maintain its status as a business development company under the Investment Company Act.

(j) To use its best efforts to conform with the applicable requirements to be treated as a regulated investment company under Subchapter M of the Code.

(k) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, not to take, directly or indirectly, within 30 days of the date of the Prospectus, any action designed to cause or to result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the sale or resale of the Shares; provided, however, that any action in connection with the Company’s dividend reinvestment plan or to the issuance of shares of the Company’s Common Stock to the Company’s directors upon that individual’s election to receive shares of the company’s Common Stock in lieu of a cash retainer each will be deemed to be within the meaning of this Section 4.

(l) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Pre-Pricing Prospectus Supplement, the Prospectus Supplement and the Prospectus, and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memo, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, (v) any fees charged by the rating agencies for the rating of the Shares, (vi) the cost of printing certificates representing the Shares, (vii) the fees and expenses of any transfer agent, registrar or depositary in connection with the issuance of the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and in Section 7, entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(m) To make generally available to the Company’s security holders and to you, as soon as reasonably practicable, an earning statement for the purposes of and to provide the benefits contemplated by Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

6. Conditions of the Underwriters’ Obligations; Additional Covenants. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein or its part to be performed and observed, and to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as the case may be, there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares as contemplated hereby.

(b) On the Closing Date and the Option Closing Date, as the case may be, the Underwriters shall have received:

(i) The opinion, dated the Closing Date and the Option Closing Date, as the case may be, of Sutherland Asbill & Brennan LLP, counsel for the Company, in substantially the form set forth in Annex I hereto and their negative assurance letter dated the Closing Date and the Option Closing Date in form reasonably satisfactory to counsel for the Underwriters to the effect set forth in Annex II hereto. In rendering such opinion, Sutherland Asbill & Brennan LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials;

(ii) Such opinion or opinions, dated the Closing Date and the Option Closing Date, as the case may be, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Underwriters on Closing Date or the Option Closing Date a certificate of the Company, signed by the President or other senior officer of the Company, dated the Closing Date or the Option Closing Date, to the effect set forth in Section 5(a) above and to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of his knowledge:

(i) the representations, warranties and covenants of the Company contained in this Agreement are true and correct in all material respects as of the date of the Agreement (except to the extent that any of such representations and warranties are already qualified as to materiality herein, in which case, such representations and warranties shall be true and correct without further qualification), the Closing Date and the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects hereunder on or before the Closing Date and the Option Closing Date, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his knowledge, threatened; and

(iii) since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, net worth, results of operations or prospects of, the Company and its Subsidiaries taken as a whole (excluding changes due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) On each the date hereof, the Closing Date and the Option Closing Date, as the case may be, the Underwriters shall have received from each of Ernst & Young LLP and PricewaterhouseCoopers LLP, a letter, dated hereof, the Closing Date and the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, and stating the conclusions and findings of such firm with respect to the financial information and certain financial information contained in the Registration Statement and the Prospectus ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and, if applicable, the letter delivered on the Option Closing Date shall use a “cut-off date” of not more than three business days prior to the Option Closing Date.

(e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6, or (ii) any change in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering as contemplated by the Registration Statement and the Prospectus.

(f) Prior to the Closing Date and the Option Closing Date, as the case may be, the Company shall have furnished to the Underwriters such further appropriate information, certificates and documents as the Underwriters may reasonably request.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The obligation of the Underwriters to purchase Additional Shares hereunder is subject to the delivery to the Underwriters on the Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

(i) The Shares shall have been approved for listing on the Nasdaq, subject only to notice of issuance at or prior to the Closing Date or the Option Closing Date, as the case may be.

(j) All filings with the Commission required by Rule 497 of the Securities Act to have been filed by the Closing Date or the Option Closing Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 497.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Pre-Pricing Prospectus, or the

Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage or liability arises out or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Pre-Pricing Prospectus, or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the third paragraph and the twenty-first paragraph under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7(d).

(e) Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

8. Termination of Agreement.

(a) The obligations of the Underwriters under this Agreement may be terminated at anytime on or prior to the Closing Date, by notice given to the Company if, prior to the delivery and payment for the Shares there shall have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, net worth, or properties of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Shares; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares.

9. Default of Underwriters.

(a) If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the Closing Date or the Option Closing Date and the number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, the non-defaulting Underwriters shall be obligated severally in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Shares after the Closing Date or Option Closing Date, this Agreement will not terminate as to the Firm Shares or any Additional Shares purchased prior to termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations.

(a) The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, Section 8(a)(ii), Section 8(a)(iii), Section 8(a)(v), Section 8(a)(vi) or Section 8(a)(vii), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall also remain in effect. In addition, if any Shares have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 5 shall remain in effect.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to:

[—]

as Representatives of the Several Underwriters

and if sent to the Company:

Hercules Technology Growth Capital, Inc.

400 Hamilton Avenue

Suite 310

Palo Alto, CA 94301

Attention: Scott Harvey

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company. If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(a) If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of the date first

above written by [—]

as Representatives of the Several

Underwriters listed on Schedule I hereto

By:
Name:
Title:

By:
Name:
Title: